                                                                   EXHIBIT 10.15


                              eVENTURES GROUP, INC.

                       COMMON STOCK SUBSCRIPTION AGREEMENT



                  This Subscription Agreement (this "Agreement"), dated as of April 4, 2000, has been executed by eVentures Group, Inc., a Delaware corporation (the "Company") and the investors listed on Schedule 1 hereto (collectively herein referred to as the "Investors") in connection with the private placement of shares of common stock, par value $0.00002 per share ("Common Stock") of the Company.

                  1.       AGREEMENT TO SUBSCRIBE; PAYMENT.

                  Each Investor, severally and not jointly, hereby offers to subscribe for the number of shares of Common Stock set forth next to such Investor's name on Schedule 1 hereto (the "Shares").

                  The Shares will be sold to each Investor at a price of $23.00 per share, for a total purchase price (the "Purchase Price") set forth next to such Investor's name on Schedule 1 hereto.

                  The Company and each Investor understand that the closing of the purchase and sale of the Shares as to each Investor is scheduled to occur at 2:00 p.m., Dallas time, on April 4, 2000, or on such other date as the parties agree, but in no event later than 5:00 p.m., Dallas time, on April 17, 2000 (the "Closing Date"). Payment of the Purchase Price of each Investor shall be made by wire transfer of immediately available funds to the account (the "Escrow Account") at Chase Bank of Texas, National Association (the "Escrow Agent") established pursuant to the terms of the Escrow Agreement, dated on or about April 4, 2000, by and between the Company and the Escrow Agent. Funds deposited to the Escrow Account may be released to the Company from the Escrow Account when such account accrues funds of at least $40 million. Regardless of the amount deposited by Investors into the Escrow Account, the Company agrees not to withdraw funds from the Escrow Account until each of Jeff Marcus, Tom McMillin, Dan Wilson and Chad Coben have executed employment agreements with the Company. After such release of funds, payment of the Purchase Price may be made to the Company by wire transfer of immediately available funds to an account determined by the Company and any Investor paying its Purchase Price at such time. In the event that the Escrow Account does not accrue funds of at least $40 million as of 5:00 p.m., Dallas time, on April 17, 2000, the Purchase Price for the Shares previously remitted by Investors, together with interest thereon at a rate of eight percent (8%) annually, shall be refunded to the Investors no later than April 25, 2000.

                  The Investors acknowledge that the offer and sale of the Shares hereunder is being made pursuant to a private placement of up to 5,000,000 Shares (the "Placement"). The Company represents that each Investor party hereto that is paying a Purchase Price of less than $25 million shall participate in the Placement under terms and conditions as favorable as the terms and conditions of each other Investor participating in the Placement that is paying a

Purchase Price of more than $25 million. The Investors acknowledge that, up to and including the Closing Date, other investors may subscribe for Shares by executing a signature page to this Agreement, whereby any such person shall become an "Investor" under the terms and conditions of this Agreement.

                  The Company agrees to allow the Investors to enforce the Company's rights under the Escrow Agreement, to the extent permitted by the Escrow Agreement, if the Company fails to exercise such rights within a reasonable time.

                  THE INVESTORS UNDERSTAND THAT THIS INVESTMENT IN THE COMPANY IS ILLIQUID AND INVOLVES A HIGH DEGREE OF SPECULATIVE RISK.

                  2.       QUALIFICATIONS OF INVESTOR.

                  (a) Accredited Investor Status. Each Investor, severally and not jointly, hereby represents and warrants to the Company that it is an "accredited investor", as defined in Rule 501 under the Securities Act of 1933 (the "Act"), and it has executed a letter to that effect addressed to the Company, in the form attached as Exhibit 1.

                  (b) Sophisticated Investor Status. Each Investor, severally and not jointly, hereby represents and warrants to the Company that alone, or with his purchaser representative (as defined in Rule 501 under the Act), if any, such Investor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of this transaction and of an investment in the Company.

                  (c) Investor Suitability; Illiquidity; Ability to Bear Loss. If an Investor is a natural person, such Investor has a net worth of at least $1,000,000 (exclusive of home, furnishings, and automobiles) or such Investor had during the two most recent years an annual gross income of at least $200,000, and has a reasonable expectation of having an annual gross income of at least $200,000 during the current year.

                  The overall commitment of each Investor to purchase securities which are not readily marketable is not disproportionate to such Investor's net worth, and the investment in the Shares will not cause such Investor's overall commitment to become excessive.

                  Each Investor has adequate means of providing for current needs and personal contingencies, has no need for liquidity in his or her investment in the Shares, and can sustain a complete loss of the investment in the Shares.

                  (d) Entity Investors. If the Investor is other than a natural person, such Investor represents and warrants that: (i) it has not been formed, re-formed, or recapitalized for the specific purpose of purchasing the Shares, or if it has been formed or re-formed for such purpose, each of its beneficial owners of equity securities or equity interests (including partners, in the case of a partnership) is an "accredited investor," as defined in Rule 501(a) under the Act; (ii) it has been duly formed and is validly existing under the laws of the jurisdiction of its formation, with full power and authority to enter into the transactions contemplated by this


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Agreement; and (iii) this Agreement has been duly and validly authorized, executed, and delivered by it and, when executed and delivered by the Company, will constitute the valid, binding, and enforceable agreement of such entity, subject to general equitable principles (whether considered in a proceeding in equity or at law)

                  3.       ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  (a) Receipt of Information. Each Investor has received and carefully reviewed the Registration Statement on Form 10 filed by the Company with the Securities and Exchange Commission on December 20, 1999, as amended on March 8, 2000, including the unaudited and audited financial statements and unaudited pro forma financial statements of the Company included therein (together with all amendments to the date hereof, the "Form 10"). Each Investor has carefully reviewed and fully considered the contents of the Form 10, including, without limitation, the material set forth under the caption "Risk Factors".

                  (b) Independent Investigation; Access. Each Investor, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by such Investor, the financial and legal advisors to the Investor (if any) and its purchaser representative (if any), and each Investor and such representative (if any) has, prior to any sale to the Investors, been given access and the opportunity to examine all material books and records of the Company, all material contracts and documents relating to this offering, and an opportunity to ask questions of and to receive answers from the Company, any officer, director or employee of the Company, or any person acting on its behalf concerning the Company and its businesses, the terms and conditions of this offering or any other matter set forth in the Form 10 and an opportunity to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Form 10.

                  Each Investor and its advisors, if any, has had access to (i) all public materials requested by such Investor relating to the business, finances, and operation of the Company, and (ii) materials relating to the offer and sale of the Shares and (iii) anything set forth in the Form 10 that has been requested. Each Investor and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

                  (c) No Other Representations. Each Investor acknowledges that it has not relied on any representation made to such Investor or such Investor's purchaser representative (if any) concerning the Shares, the Company, its business or prospects, or other matters, except as set forth in this Agreement, in the Form 10 and in the other written materials referred to in Sections 3(a) and (b) above.

                  (d) Adequacy of Investigation. Each Investor acknowledges that it is subscribing for the Shares after what it deems to be adequate investigation of the business, finances, and prospects of the Company by such Investor and such Investor's advisors, if any.


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                  (e) No Governmental Recommendation or Approval. Each Investor
understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

                  4.       INVESTMENT REPRESENTATIONS.

                  (a) Shares Not Registered; Indefinite Holding. Each Investor has been advised by the Company, and understands, that it must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and the Company is under no obligation to register the Shares other than as set forth in the registration rights agreement dated as of the date hereof, among the Company and the Investors (the "Registration Rights Agreement"). Therefore, the Shares must be held by the undersigned unless they are subsequently registered under the Act or an exemption from such registration is available for the transfer of the Shares.

                  Notwithstanding the foregoing, the Investors agree (as provided in paragraph 4(c) below), not to sell or otherwise transfer or dispose of any Shares except as permitted by the Registration Rights Agreement.

                  (b) Purchase for Own Account. Each Investor represents that the Shares are being acquired solely for its own account for investment and not with a view toward, or for resale in connection with, any distribution (as that term is used in the Act and the rules and regulations thereunder) of all or any portion thereof.

                  (c) No Disposition of Shares Without Securities Law Compliance. Except as permitted by the Registration Rights Agreement, each Investor agrees not to subdivide the Shares or to offer, sell or otherwise transfer or dispose of any of the Shares in the absence of an effective registration statement under the Act covering such disposition, or an opinion of counsel, satisfactory to the Company and its counsel, to the effect that registration under the Act is not required for such transfer or disposition; provided, however, that an Investor may transfer Registrable Shares to an Affiliate (as defined in the Registration Rights Agreement) without the requirement that such Investor or Affiliate deliver a legal opinion to the Company confirming that such transfer may be made without registration under federal or state securities laws, unless the Company reasonably believes that such transfer would violate federal or state securities laws.

                  (d) Stop-Transfer and Legends on Certificates. (i) Each Investor further understands that a stop-transfer order will be placed on the stock-transfer books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares shall have been registered under the Act or have been transferred in accordance with such an opinion of counsel, the following legends or ones substantially similar thereto:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) ACCORDING TO AN OPINION OF COUNSEL SATISFACTORY TO EVENTURES


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                  GROUP, INC., IN A TRANSACTION THAT IS EXEMPT FROM, OR NOT
                  SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. FURTHER, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE RESOLD AS PROVIDED IN A REGISTRATION RIGHTS AGREEMENT BETWEEN EVENTURES GROUP, INC. AND THE ORIGINAL PURCHASER OF THESE SHARES, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF EVENTURES GROUP, INC.

as well as any legend that may be required under any applicable state law.

                  (ii) The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as (A) they are sold pursuant to an effective registration statement,
(B) they become eligible for resale pursuant to Rule 144(k), or (C) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act; provided that in the case of clauses (B) and (C) the holder is permitted to transfer the Securities pursuant to Section 8 of the Registration Rights Agreement. The portion of the legend referring to the Registration Rights Agreement shall be eliminated at such time as Section 8 of that agreement ceases to be applicable.

                  (e) "Private-Offering" Exemption, Reliance on Representations. Each Investor understands that the offer and sale of the Shares is not being registered under the Act in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Act and/or Regulation D promulgated pursuant to the Act and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements, and agreements contained herein and in those of other investors contained in similar subscription agreements.

                  Each Investor further understands that other investors are making their investment in reliance on the representations, warranties, statements, and agreements of the other Investors.

                  5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
COMPANY.

                  (a) Corporate Organization, Etc. The Company and each of AxisTel Communications, Inc. ("AxisTel"), a wholly-owned subsidiary of the Company, and e.Volve Technology Group, Inc. ("e.Volve"), a wholly-owned subsidiary of the Company and Internet Global Services, Inc. ("IGS"), a wholly-owned subsidiary of the Company (each of AxisTel, e.Volve and IGS, a "Material Subsidiary," and collectively, the "Material Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each Material Subsidiary has full corporate power and authority to carry on its business as it is now being conducted and as presently proposed to be conducted and to own, operate and lease its properties and assets.


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                  (b) Authorization, Etc. The Company has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Company has duly authorized the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. Each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (c) No Violation. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court or other governmental authority having jurisdiction over the Company or its properties, (ii) result in a violation of, conflict with, constitute a default under, or result in a breach of, the terms, conditions or provisions of, the charter or bylaws of the Company, any applicable law, regulation, order or any contract to which the Company, or its properties or assets, are subject, including federal or state securities laws (assuming the truth of the representations of each Investor herein), or (iii) result in the creation of a lien or encumbrance against any of the property or assets of the Company or any Material Subsidiary, except that the execution and delivery of the Registration Rights Agreement requires the consent of certain shareholders pursuant to the Registration Rights Agreement of the Company dated as of September 22, 1999, a copy of which is attached as an exhibit to the Form 10, which consent has been received. The Company will comply in all material respects with all applicable regulations and orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  (d) Compliance with Applicable Laws; No Material Breach. Neither the Company nor any Material Subsidiary, are in violation or default of any provision of their respective Certificates of Incorporation or Bylaws, both as amended, and except for violations that individually or in the aggregate would not have a material adverse effect on the Company's or any Material Subsidiary's properties, assets, business, operations or financial condition taken as a whole a ("Material Adverse Effect"), the Company and each Material Subsidiary is in compliance with all applicable United States statutes, laws and regulations. Except as disclosed in the Form 10, neither the Company nor any Material Subsidiary has breached or defaulted under, nor does the Company have any knowledge of any claim or threat that the Company or any Material Subsidiary has breached or defaulted under, any term or condition of any agreement, contract, lease, license, instrument or commitment to which the Company or any Material Subsidiary, as the case may be, is a party or by which it or its properties or assets are bound that individually or in the aggregate would have a Material Adverse Effect.

                  The Company believes that it and its Material Subsidiaries are in compliance with all material applicable laws in jurisdictions other than the United States in the operation of their


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businesses. However, the Company is not an expert in the laws of such foreign jurisdictions and has not secured legal opinions or other definitive evidence that its operations are compliant under such foreign laws. Accordingly, no assurances can be given that the Company or its Material Subsidiaries are in full compliance with all material aspects of the laws of jurisdictions other than the United States.

                  (e) Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.00002 per share (the "EVG Preferred Stock"), of which 1,200 shares have been designated Series A Convertible Preferred Stock (the "Series A Stock"), 25,000 shares have been designated Series B Convertible Preferred Stock (the "Series B Stock"), and 30,000 shares have been designated Series C Convertible Preferred Stock (the "Series C Stock"). As of the date hereof, there are issued and outstanding 45,779,832 shares of Common Stock, no shares of Series A Stock, 7,000 shares of Series B Stock and 15,570 shares of Series C Stock. All of the shares of capital stock have been duly authorized, and are validly issued, fully paid and non-assessable. None of the issued and outstanding shares of capital stock was issued in violation of any preemptive rights. Other than as disclosed in the Form 10 or on Schedule 2 attached hereto (the "Schedule of Exceptions"), there are no options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. Except as disclosed in the Form 10, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Upon consummation of the transactions contemplated by this Agreement, the Investors will own the Shares, in each case free and clear of all liens and encumbrances, other than liens and encumbrances created or suffered by an Investor. The Shares have been duly authorized. Upon consummation of the transactions contemplated by this Agreement, the Shares will have been validly issued, fully paid and non-assessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any applicable law. All of the shares of capital stock of each Material Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and have been approved by all requisite Board of Directors and stockholder action. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock. Except as provided under those certain Registration Rights Agreements dated September 22, 1999, November 19, 1999 and December 31, 1999 and March 10, 2000, the Company is not under any obligation to register under the Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or "blue sky" laws.

                  (f) Ownership of Material Subsidiaries. As of the Closing Date, the Company owns free and clear of any liens and encumbrances (i) 100% of the issued and outstanding capital stock of AxisTel, (ii) 100% of the issued and outstanding capital stock of e.Volve and (iii) 100% of the issued and outstanding capital stock of IGS which are all the subsidiaries of the Company material to its business, operations, condition (financial or otherwise) or prospects.


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                  (g) Intellectual Property. To the best knowledge of the
Company and other than as disclosed in the Form 10, each of the Company and each Material Subsidiary owns or possesses valid and binding licenses and other rights to use all patents, trade secrets, trade names, trademarks, copyrights, inventions and processes used in their respective businesses other than such patents, trade secrets, trade names, trademarks, inventions and processes which the failure to own or possess rights to use would not interfere in any material respect with the conduct of the business of the Company and its Material Subsidiaries as currently conducted or as proposed to be conducted, and, to the best knowledge of the Company, neither the Company nor any Material Subsidiary has violated or infringed, and neither has received any notice or claim of any such violation or infringement of, any rights of others with respect thereto.

                  (h) Litigation. Other than as disclosed in the Form 10, there is no action, suit, investigation arbitration, mediation or any judicial or administrative proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official (i) which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  (i) Form 10. The Form 10 complies as to form with the requirements set forth in the rules relating to such Form promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by the Securities and Exchange Commission. The Form 10 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) Financial Statements. The audited financial statements of the Company and its consolidated subsidiaries as at and for the fiscal year ended June 30, 1999 and the unaudited financial statements of the Company and its consolidated subsidiaries as at and for the fiscal period ended December 31, 1999 were prepared in accordance with generally accepted accounting practices consistently applied ("GAAP") (except, with respect to the unaudited financial statements, for the omission of footnotes, and subject to normal year-end adjustments) and present fairly the financial position, operating results, changes in cash flows and changes in stockholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods indicated therein. The consolidated balance sheet of the company as of December 31, 1999 is referred to herein as the "Balance Sheet".

                  (k) Absence of Certain Changes. Since December 31, 1999, except as disclosed in the Form 10 or on the Company's report on Form 8-K filed with the SEC on March 27, 2000, each of the Company, AxisTel, e.Volve and, to the knowledge of the Company, IGS, has conducted its respective business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the condition (financial or otherwise), properties, business, operations or results of operations of the Company, AxisTel, e.Volve or, to the knowledge of the Company, IGS,


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


taken as a whole, or any development or combination of developments that, individually or in the aggregate, has had or would have a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend, or other distribution in cash, stock or property in respect of the capital stock of the Company; (iii) any split in the Company's capital stock, combination, subdivision or reclassification of any of the Company's capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (iv) any change by the Company or any of its Material Subsidiaries in accounting principles, practices or methods or (v) except as disclosed in the Schedule of Exceptions, any increase in the compensation payable by the Company, AxisTel, e.Volve or, to the knowledge of the Company, IGS, to officers or key employees, or any amendment to any compensation or benefit plans of the Company, AxisTel, e.Volve or, to the knowledge of the Company, IGS, except for increases or amendments in the ordinary or usual course.

                  (l) Title to Properties; Encumbrances. The Company has good and valid title to all tangible property and assets set forth in the Balance Sheet, except as indicated in the notes thereto and except for properties and assets reflected in the Balance Sheet which have been sold or otherwise disposed of in the ordinary course of business, in each case, free and clear of any and all liens other than (i) liens reflected in the Balance Sheet, (ii) liens for taxes, levies, fees, water and sewer charges and other governmental and similar charges not yet due and payable or which, or the amount of which, are being contested in accordance with applicable law and for which adequate allowance has been made on the Balance Sheet, and (iii) other liens, imperfections in title, charges, restrictions and other defects, irregularities and encumbrances which, individually or in the aggregate, do not detract from the value, or interfere with the present or proposed use, of the property subject thereto or affected thereby in any material respect.

                  (m) Taxes. Except as set forth on the Schedule of Exceptions, the Company and each of the Material Subsidiaries has timely filed its federal and state tax returns when due and has timely paid all taxes (whether or not shown as due on such tax returns).

                  (n) Use of Proceeds. The proceeds of the subscription contemplated by this Agreement will be used for working capital and other general corporate purposes.

                  (o) Investment Company Act. The Company represents and warrants that, as of March 31, 2000, it is not an Investment Company (as defined in the Investment Company Act of 1940, as amended).

                  (p) Private Offering. No form of general solicitation or advertising was used by the Company or its representatives in connection with the offer and sale of the Shares. Subject to the accuracy of the Investors' representations in Section 4, no registration of the Shares, pursuant to the provisions of the Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Act or any state securities or "blue sky" laws, unless such Shares or other securities are so registered.


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


                  (q) Interested Transactions. Except as disclosed in Item 7 of the Form 10, no officer, director or holder of five percent (5%) or more of the diluted equity of the Company ,or employee of the Company or any of its subsidiaries, and no family member of any of the foregoing, is or has any direct or indirect interest in (i) any customer, supplier or competitor of the Company,
(ii) any person from whom or to whom the Company or any of its subsidiaries leases any real or personal property, or (iii) any other person with whom the Company is doing business, whether directly or indirectly (including, without limitation, a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed five percent (5%) of the issued and outstanding stock of any such corporation.

                  (r) Broker's or Finder's Fee. Neither the Company nor any of its subsidiaries has paid, become obligated to pay or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with this Agreement, except for fees that may be paid to Crary, Onthank & O'Neil, LLC. The Investors will have no obligation nor liability with respect to such fees.

                  (s) Liabilities. Except as disclosed on the Schedule of Exceptions, neither the Company nor any of its Material Subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as reflected in the Balance Sheet or referred to in the notes thereto, other than liabilities to trade creditors incurred subsequent to December 31, 1999 in the ordinary course of business not involving borrowings by the Company or any of its Material Subsidiaries. Neither the Company nor any of its Material Subsidiaries is in default in respect of the terms or conditions of any material indebtedness.

                  6.       INDEMNIFICATION.

                  Each Investor agrees severally and not jointly, to indemnify and hold the Company, its officers, directors, and stockholders or any other person who may be deemed to "control" the Company harmless from any loss, liability, claim, damage, or expense arising out of the inaccuracy of any of the above representations, warranties, or statements of such Investor or the breach of any of the agreements of such Investor contained herein, and this indemnification shall survive the purchase and sale of the Shares subscribed for herein. With respect to each Investor, such indemnification shall not exceed the Purchase Price paid by such Investor for the Shares purchased hereunder.

                  The Company agrees to indemnify and hold each of the Investors, their respective officers, directors, stockholders and partners and any other person who may be deemed to "control" any Investor harmless from any loss, liability, claim, damage, or expense arising out of the inaccuracy of any of the above representations, warranties, or statements of the Company or the breach of any of the agreements of the Company contained herein, and this indemnification shall survive the purchase and sale of the Shares subscribed for herein.

                  7.       BLUE SKY NOTICES.

                  Each Investor understands that the Shares may be subject to notice requirements and other restrictions under state "blue sky" laws.

                  8.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  Each Investor understands that the Company's obligation to sell the Shares, with respect to each Investor, is conditioned upon:

                  (a) delivery to the Company by the Escrow Agent of immediately available funds on the Closing Date, representing the aggregate Purchase Price for all Shares subscribed for hereunder, and such funds aggregating not less than $40 million;

                  (b) the receipt and acceptance by the Company of an executed copy of this Agreement;

                  (c) each of the representations made by, and all of the information provided by, the Investors being true and correct as of the Closing Date;

                  (d) the receipt and acceptance by the Company of an executed copy of the Registration Rights Agreement; and

                  (e) the receipt with respect to such Investor of a letter in the form attached as Exhibit 1 whereby such Investor represents and warrants that it is an "accredited investor", as defined in Rule 501 under the Act.

                  9.       CONDITIONS TO INVESTORS' OBLIGATION TO PURCHASE.

                  Each Investor's obligation to purchase the Shares in accordance with the terms of this Agreement is conditioned upon:

                  (a) delivery to such Investor of certificates evidencing the Shares against payment of the Purchase Price;

                  (b) the receipt by such Investor of executed copies of this Agreement;

                  (c) each of the representations made by, and all of the information provided by, the Company being true and correct as though made or provided on the Closing Date;

                  (d) the receipt and acceptance by such Investor of executed copies of the Registration Rights Agreement from each of the parties other than the Investors;

                  (e) all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and in effect as of the Closing Date;

                  (f) the receipt by such Investor from the Secretary of the Company of a certificate certifying the names of the officers of the company authorized to sign this Agreement, the certificates for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers, and attaching (A) copies of the charter and bylaws of the Company certified as true and correct on the date of the Closing, (B) a copy of the resolutions of the Board of Directors authorizing the issuance of the Shares to the Investors and the other transactions contemplated hereby and
(C) a good standing certificate issued by the Secretary of State of Delaware with respect to the Company.

                  10.      INVESTOR STANDSTILL RESTRICTIONS

                  Prior to the second annual anniversary of the date hereof and subject to the last sentence of this section, without the prior written consent of the Company, no Investor shall:

                  (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or subsidiary or division thereof or of any such successor or controlling person, except in the case of any Investor shares of Common Stock in an aggregate amount up to five percent (5%) of the total outstanding shares of Common Stock; provided, however, that the provisions of this Section 10(a) shall not apply to purchases of Common Stock made in the ordinary course of business of an Investor, if such Investor would be eligible, as confirmed either (a) by a written opinion of counsel addressed to the Company and reasonably acceptable to the Company or (b) by the filing of Form 13G under the Exchange Act; provided further that if on some future date prior to the second annual anniversary of the date hereof such Investor would not have been eligible to report such purchase on Form 13G if such purchase had occurred as of such date (the "Non-Eligibility Date"), then such Investor shall sell to an unaffiliated party within five (5) days of the Non-Eligibility Date any shares of Common Stock purchased in reliance on this sentence;

                  (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

                  (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

                  (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act, as amended, in connection with any of the foregoing;

                  (e) seek to propose to influence the Company's management or policies;

                  (f) request the Company directly or indirectly, to amend or waive any provision of this paragraph; or

                  (g) make any public disclosure with respect to the foregoing.

                  Each Investor will promptly advise the Company of any inquiry or proposal made with respect to any of the foregoing.

                  The provisions of this Section 10 shall not restrict the activities of an Investor that is, or is affiliated with, a registered broker-dealer or registered or exempt financial advisor or registered or exempt investment company, with respect to transactions effected by the Investor as agent or broker on behalf of customers of the Investor or such affiliate in which the Investor does not acquire or dispose of beneficial ownership of any securities of the Company, including any brokerage, investment advisory, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its business.

                  11.      AMENDMENT.

                  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and a majority of the Investors; provided, however, that no amendment that materially and adversely affects the rights of any Investor shall be made without the consent of such Investor.

                  12.      SEVERABILITY.

                  The invalidity and unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company and each Investor acknowledge that the representations and warranties made by the Company and the Investors shall survive the Closing and consummation of the transactions contemplated herein.

                  13.      GOVERNING LAW.

                  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the principles or policies thereof with respect to conflicts of law.

                  14.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  15.      ENTIRE AGREEMENT.

                  This Agreement and the Registration Rights Agreement constitute the entire agreement of the parties with respect to the matters contained herein and may only be amended by a written instrument signed by all parties hereto and thereto.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                        eVentures Group, Inc.


                                        By: /s/ STUART CHASANOFF
                                            Name:  Stuart Chasanoff
                                            Title:  Vice President - Business
                                            Development, General Counsel and
                                            Secretary




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                       LIBERTY MEDIA CORPORATION

                                       By: /s/ ROBERT R. BENNETT
                                           Name:  Robert R. Bennett
                                           Title: President and Chief Executive
                                           Officer




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                    CHASE EQUITY ASSOCIATES, LP

                                    By: Chase Capital Partners, its general
                                    partner

                                    By: /s/ CHRIS BEHRENS
                                        Name:  Chris Behrens
                                        Title:  General Partner





                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                     PAUL CAPITAL PARTNERS VI, L.P.

                                     By: Paul Capital Management, L.L.C., its
                                     managing partner

                                     By: /s/ DAVID E. PARK
                                         Name:  David E. Park, III
                                         Title:  Managing Member





                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                        PCP ASSOCIATES, L.P.

                                        By: Paul Capital Management, L.L.C., its
                                        managing partner

                                        By: /s/ DAVID E. PARK
                                            Name: David E. Park, III
                                            Title: Managing Member




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                                BANCBOSTON CAPITAL INC.

                                                By: /s/ LEE J. TESCONI
                                                    Name: Lee J. Tesconi
                                                    Title: Managing Director





                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                         J.F. SHEA CO., INC., as Nominee 2000-59

                                         By: /s/ EDMUND H. SHEA
                                             Name: Edmund H. Shea, Jr.
                                             Title: Vice President






                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                      BLACKSTONE FAMILY INVESTMENT
                                      PARTNERSHIP III L.P.

                                      By: Blackstone Management Associates III
                                      LLC, its General Partner

                                      By: /s/ MARK GALLOGLY
                                          Name:  Mark Gallogly
                                          Title:  Member





                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                       BLACKSTONE OFFSHORE CAPITAL
                                       PARTNERS III L.P.

                                       By:  Blackstone Management Associates III
                                       LLC, its General Partner

                                       By: /s/ MARK GALLOGLY
                                           Name:  Mark Gallogly
                                           Title:  Member






                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                       BLACKSTONE CAPITAL PARTNERS III
                                       MERCHANT BANKING
                                       FUND L.P.

                                       By:  Blackstone Management Associates III
                                       LLC, its General Partner

                                       By: /s/ MARK GALLOGLY
                                           Name:  Mark Gallogly
                                           Title:  Member






                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                                 THE GOLDMAN SACHS GROUP, INC.

                                                 By: /s/ RICHARD A FRIEDMAN
                                                     Name:  Richard Friedman
                                                     Title:  Vice President



                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                               BRAZOS eVENTURES ACQUISITION,
                                               LLC

                                               By: /s/ RANDALL S. FOJTASEK
                                                   Name: Randall S. Fojtasek
                                                   Title: President



                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                      MAVERICK FUND LDC

                                      By: /s/ MICHELLE PERRIN
                                          Name: Michelle Perrin
                                          Title: Controller. Maverick Capital,
                                          Ltd. Fund Advisor




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                       MAVERICK FUND USA, LTD.

                                       By: /s/ MICHELLE PERRIN
                                           Name:  Michelle Perrin
                                           Title: Controller. Maverick Capital,
                                           Ltd. Fund Advisor




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                    MAVERICK FUND II, LTD.

                                    By: /s/ MICHELLE PERRIN
                                        Name:  Michelle Perrin
                                        Title: Controller. Maverick Capital,
                                        Ltd. Fund Advisor




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                        EDGEWATER PRIVATE EQUITY FUND III, L.P.

                                        By: Edgewater III Management, L.P., its
                                        General Partner

                                        By: Gordon Management, Inc., its General
                                        Partner

                                        By: /s/ BRIAN THOMPSON
                                            Name:  Brian Thompson
                                            Title:  Vice President





                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                         MOORE GLOBAL INVESTMENTS, LTD.

                                         By: /s/ SAVVAS SAVVINDIS
                                             Name: Savvas Savvindis
                                             Title: Director of Operations




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                              REMINGTON INVESTMENT
                                              STRATEGIES, L.P.

                                              By: /s/ SAVVAS SAVVINDIS
                                                  Name: Savvas Savvindis
                                                  Title: Director of Operations






                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                                MELLON VENTURES II, L.P.

                                                By: MVMA II, L.P., its G.P.

                                                By: MVMA, Inc., its G.P.

                                                By: /s/ J.S. RICHARDSON
                                                    Name: J.S. Richardson
                                                    Title: Managing Director



                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF this Subscription Agreement was duly executed on the 4th day of April, 2000.


                                                   FIRST UNION MERCHANT BANKING
                                                   2000, LLC

                                                   By: /s/ SCOTT PERPER
                                                       Name: Scott Perper
                                                       Title: Managing Partner




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                                                                      SCHEDULE 1


               INVESTOR                                   SHARES OF COMMON STOCK                  PURCHASE PRICE
               --------                                   ----------------------                  --------------
               Chase Equity Associates, LP                            217,391                         $4,999,993
               Paul Capital Partners VI, L.P.                         185,935                         $4,276,505
               PCP Associates, L.P.                                    31,456                           $723,488
               BancBoston Capital Inc.                                173,913                         $3,999,999
               J.F. Shea Co., Inc. as Nominee 2000-59                 130,435                         $3,000,005
               Blackstone Family Investment                            13,044                           $300,012
               Partnership III L.P.
               Blackstone Offshore Capital Partners                    31,379                           $721,717
               III L.P.
               Blackstone Capital Partners III                        172,968                         $3,978,264
               Merchant Banking Fund L.P.
               The Goldman Sachs Group, Inc.                           86,956                         $1,999,988
               Brazos eVentures Acquisition, LLC                      217,391                         $4,999,993
               Maverick Fund LDC                                      143,109                      $3,291,515.49
               Maverick Fund USA Ltd.                                  61,805                      $1,421,519.98
               Maverick Fund II, Ltd.                                  12,477                        $286,957.53
               Edgewater Private Equity Fund III, L.P.                173,914                         $4,000,022
               Moore Global Investments Ltd.                          104,348                         $2,400,004
               Remington Investment Strategies, L.P.                   26,087                           $600,001
               Mellon Ventures II, L.P.                               217,391                         $4,999,993
               First Union Merchant Banking 2000, LLC                 326,087                         $7,500,001
                                                                     --------                        -----------

               TOTAL                                                2,326,086                        $53,499,978

                                                                      SCHEDULE 2


                             Schedule of Exceptions
                                       To
                       Common Stock Subscription Agreement

                  The following constitutes an itemization by eVentures Group, Inc., a Delaware corporation (the "Company"), of those matters that constitute exceptions to the items set forth in Sections 5(e), 5(k) and 5(m) of the Common Stock Subscription Agreement, dated as of April ___, 2000 (the "Agreement"). Unless otherwise noted herein, any capitalized term in this Schedule of Exceptions shall have the same meaning assigned to such term in the Agreement.


SECTION 5(e)

Options, Warrants, Convertible Securities etc.

1. In connection with proposed terms of employment the Company has agreed, subject to execution of definitive employment agreements and definitive stock option agreements, to issue the following options to purchase shares of common stock with an exercise price of $23.00 per share:

         Jeffrey A. Marcus:         3,910,000
         Thomas P. McMillin:        1,360,000
         Daniel Wilson:             1,020,000
         Chad E. Cohen:               510,000

         Messrs. Marcus, McMillin, Wilson and Coben are referred to herein as the "Marcus Executives."

         These options vest 90 days after the grant date as to 25% of the grant, on the first anniversary as to 50% of the grant, on the second anniversary as to 75% of the grant and are fully vested on the third anniversary of the grant date.

2. In connection with the foregoing grants, the Company has also agreed to issue 200,000 options with an exercise price of $23.00 per share to 12 employees. These options vest equally in 1/3rd increments on the anniversary date of grant and are fully vested on the third anniversary of the grant date.

3. In connection with proposed terms of employment as President of the Company, the Company has agreed, subject to execution of a definitive employment agreement and a definitive stock option agreement, to issue 1,400,000 options to purchase shares of common stock with an exercise price of $23.00 per share to Barrett N. Wissman. These options vest 90 days after the grant date as to 25% of the grant, on the first anniversary as to 50% of the grant, on the second anniversary.

4. The Company is in discussions with several other potential senior executives regarding employment. If such negotiations are successful, the Company anticipates issuing up to 1,250,000 options on similar terms to those issued to the Marcus Executives and Mr. Wissman.

5. On March 7, 2000, the Company entered into a non-binding letter of intent to acquire all of the issued and outstanding shares of common stock, and all options, warrants and other equity interests in, Advanced Data Analysis & Preservation Technology, Inc. ("ADAPT"). The purchase price for this acquisition is $25,750,000, payable in shares of the Company's Common Stock. The number of shares of Common Stock issuable in this transaction will be determined by dividing the purchase price by the average of the closing bid and ask prices of the Common Stock during the time period beginning March 15, 2000 and ending April 15, 2000, with a minimum price of $20.00 and a maximum price of $50.00. The Company has also agreed to issue (i) 100,000 stock options under its Omnibus Securities Plan (the "Plan") to the CEO of ADAPT as part of his proposed employment as CEO and President of ADAPT following the closing of the transaction, and (ii) 75,000 stock options under the Plan to certain other key employees of ADAPT. As of March 31, 2000, the closing of this transaction was still subject to satisfactory completion of due diligence, execution and delivery of mutually acceptable documentation and the approval of the shareholders of ADAPT.

6. In connection with the acquisition of Internet Global Services, Inc. ("IGS"), the Company issued a total of 900,000 options under the Plan to seven key executives of IGS. These options have an exercise price of $28.50 per share and vest in equal 1/3rd increments annually on the anniversary date of the grants.

7. On March 13, 2000, the Company received a conversion notice from Geronimo Partners, L.P., requesting conversion of 2,500 shares of Series B Convertible Preferred Stock.

8. The Company has delivered instructions to its transfer agent to issue (i) 12,500 shares of common stock to Jose Antonio Canedo White to complete the Corpovision Settlement, (ii) 50,000 shares to Mark Graham Grantor Retained Annuity Trust to complete that entity's subscription for shares on September 28, 1999 and (iii) 181,159 shares issuable upon conversion of 2,500 shares of Series B Preferred Stock (which conversion was requested on March 13, 2000).

9. Pursuant to the terms of the acquisition of IGS, the Company is obligated to issue 2,551,087 of common stock. The issuance instructions are not yet complete and therefore the shares have not yet been issued.


SECTION 5(k)

Increases in Compensation

In connection with his proposed employment as President of the Company, Mr. Wissman's compensation is scheduled to increase from $120,000 to $190,000.


SECTION 5(m)

1. The Company has not filed any Federal or state tax returns that may have been due for its fiscal year ended June 30, 1999.

2. e.Volve Technology Group, Inc. has not filed any Federal or state tax returns that may have been due for its fiscal year ended May 31, 1999.

                                                                       EXHIBIT 1

                                                                  April __, 2000

eVentures Group, Inc.
1 Evertrust Plaza
Jersey City, NJ  07302


Ladies and Gentlemen:

                  In connection with the purchase of shares of common stock of eVentures Group, Inc. (the "Company") pursuant to the Common Stock Subscription Agreement, dated as the date hereof, among the Company, the undersigned, and the other investors thereto (the "Subscription Agreement"), the undersigned represents and warrants that it is an "accredited investor", as defined in Rule 501 under the Securities Act of 1933 (the "Act")), inasmuch as it is:

                  (Please check all applicable descriptions)

                  [ ] A bank or savings and loan association, as defined in the Act, whether acting in its individual or fiduciary capacity.

                  [ ] A broker or dealer registered pursuant to the Securities Exchange Act of 1934.

                  [ ]      An insurance company, as defined in the Act.

                  [ ] An investment company registered under the Investment Company Act of 1940.

                  [ ] A business development company, as defined in the Investment Company Act of 1940.

                  [ ] A Small Business Investment Company licensed by the U.S. Small Business Administration.

                  [ ] A plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

                  [ ] An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (ERISA), if the investment decision with respect to this investment is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                  [ ] A private business development company, as defined in the Investment Advisors Act of 1940.

                  [ ] A tax-exempt organization defined in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered under the Subscription Agreement, with total assets in excess of $5,000,000.

                  [ ]      A director or executive officer of the Company.

                  [ ] A natural person whose individual net worth (or joint net worth with that person's spouse) exceeds $1,000,000.

                  [ ] A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of $200,000 in the current year.

                  [ ] A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered under the Subscription Agreement, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

                  [ ] An entity all the equity owners of which may respond affirmatively to any of the preceding paragraphs.

The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and agrees to notify the Company if the undersigned no longer qualifies for any description checked above.



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title: